                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                 ____________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported)
                               October 19, 1999
                               ----------------


                        ALBANY MOLECULAR RESEARCH, INC.
           ---------------------------------------------------------
              (Exact name of Registrant as Specified in Charter)


  Delaware                     000-25323                 14-1742717
------------                  -----------               ------------
(State or Other               (Commission              (IRS Employer
Jurisdiction of               File Number)         Identification No.)
Incorporation)


                  21 Corporate Circle, Albany, New York 12203
                  -------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code:  (518) 464-0279
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.   Acquisition or Disposition of Assets

     On October 19, 1999, Albany Molecular Research, Inc. (the "Registrant") consummated a merger (the "Merger") of EnzyMed, Inc. ("EnzyMed") with and into the Registrant pursuant to an Agreement and Plan of Merger dated as of September 8, 1999, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K. As a result of the Merger, which will be treated for accounting purposes as a "pooling of interests" transaction, the Registrant acquired 100% of the outstanding common and preferred stock in exchange for approximately 726,056 shares of the Registrant's common stock, par value $.01 per share and assumed all of the outstanding options of EnzyMed. EnzyMed, based in Iowa City, Iowa, will retain its separate identity as an independent business unit, and will continue to develop and market its combinatorial biocatalysis platform for drug discovery technology as a division of the Registrant.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

     (a)  Financial Statements of Business Acquired

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits

          2.1 Agreement and Plan of Merger dated as of September 8, 1999 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).
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                                 EXHIBIT INDEX

Exhibit          Name
-------          ----
2.1              Agreement and Plan of Merger dated as of September 8, 1998
                 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ALBANY MOLECULAR RESEARCH, INC.


Date: November 2, 1999             By:/s/ David P. Waldek
                                      -------------------
                                      David P. Waldek
                                      Chief Financial Officer